Exhibit 99.1

April 23, 2013

A. O. Smith reports record first quarter sales, increases 2013 outlook

Milwaukee, Wis.—Water technology company A. O. Smith Corporation (NYSE-AOS) today announced first quarter net earnings of $39.0 million or $.84 per share on record sales of $509.6 million.

First quarter 2013 adjusted earnings of $44.7 million or $.96 per share excluded an after-tax restructuring and impairment charge of $9.5 million or $.20 per share related to the previously announced closing of a residential water heater manufacturing facility in Canada, an after-tax gain of $6.8 million or $.14 per share related to a settlement with a former supplier, and after-tax non-operating pension costs of $3.0 million or $.06 per share. First quarter 2012 adjusted earnings of $31.7 million or $.68 per share excluded an after-tax gain of $16.8 million or $.36 per share related to the sale of Regal Beloit Corporation (NYSE-RBC) shares received from the 2011 divestiture of the company’s electric motor business and after-tax non-operating pension costs of $1.0 million or $.02 per share.

To provide improved transparency into the operating results of its business, effective with this first quarter of 2013, the company is providing non-GAAP measures (adjusted earnings, adjusted EPS, and adjusted segment operating earnings) that exclude certain items, as well as non-operating pension costs consisting of interest cost, expected return on plan assets, amortization of actuarial gains (losses), and curtailments. Prior year results are provided on a comparable basis.

Reconciliations of adjusted earnings, adjusted EPS and adjusted segment operating earnings to net earnings, EPS, and segment operating earnings on a GAAP basis are provided in the attachments to this press release.

First quarter sales grew approximately nine percent compared with the same period in 2012 due to improved volumes of water heaters and boilers in the U. S., as well as higher sales in China.

“Our business is off to a very strong start this year,” Ajita G. Rajendra, president and chief executive officer, observed. “Our
U. S. residential and commercial water heater volumes benefitted from improved economic conditions, and our Lochinvar product line continued to perform very well.”

“A. O. Smith branded product sales in China grew approximately 15 percent, on track with our stated objective to grow at a rate of two times the GDP growth rate in that country.”

North America segment

First quarter sales for the North America segment, which includes U. S. and Canadian water heaters and boilers, increased 7.2 percent to $378.7 million compared with first quarter 2012 sales of $353.3 million. Increased volumes of residential and commercial water heaters in the U. S. and higher boiler volumes contributed to the increase.

Segment operating earnings of $54.1 million were higher than the $42.2 million earned in the first quarter last year. First quarter adjusted segment operating earnings of $59.4 million were 37.5 percent higher than adjusted segment operating earnings of $43.2 million in the same period last year and excluded pre-tax non-operating pension costs of $3.6 million in the current period and $1.0 million in the year-ago period. The current period also excluded the restructuring charge of $12.7 million and income from a settlement with a former supplier of $11.0 million. Higher volumes and improved pricing associated with a price increase effective in the second quarter of last year contributed to the profit increase. As a result, adjusted operating margin of 15.7 percent was higher than the 2012 adjusted operating margin of 12.2 percent.

Rest of World segment

Sales of this segment, which includes China, India, and Europe, increased 11.4 percent in the first quarter to $138.3 million. Sales of A. O. Smith branded products in China grew approximately 15 percent primarily due to a higher-priced product mix in the region as a result of product introductions with more robust features and benefits, as well as pricing actions in the second quarter of 2012.

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Operating earnings for this segment increased 28.2 percent to $18.2 million compared with $14.2 million earned in the 2012 first quarter. Higher sales and below-normal promotion expenses due to the New Year holiday in China and reduced losses in the non-A. O. Smith branded water treatment business were partially offset by larger expenses in India related to the expansion of distribution to new cities and manufacturing inefficiencies due to the seasonality of sales. Operating margin of 13.2 percent improved from the first quarter 2012 margin of 11.4 percent.

Restructuring activity

On March 28, 2013, the company’s board of directors approved a plan to transfer residential water heater production from its Fergus, Ontario, plant to other North American facilities. The company expects that the majority of its production will be consolidated by July 1. As a result of the capacity rationalization, the company incurred a pre-tax restructuring charge of $12.7 million in the first quarter related to employee severance costs and impairment of long-lived assets. Additional restructuring charges are expected to total approximately $5 million for the remainder of the year. Excluding restructuring costs, operating savings related to the plant rationalization will offset operating inefficiencies in 2013. The company expects pre-tax annual savings of approximately $10 million in 2014.

Cash, Leverage and Share Buyback

Total debt as of March 31, 2013 was $229.1 million, resulting in leverage of 15.6 percent as measured by the ratio of total debt to total capital. Cash and investments, located largely outside the U. S., totaled $451.4 million at the end of the quarter.

During the first quarter, the company repurchased 50,000 shares of common stock at an average price of $69.70 per share, representing a total of $3.5 million. A total of approximately 412,000 shares remain in the existing repurchase authority.

Outlook for 2013

“Business conditions appear to be improving in the U. S., and new residential construction is beginning to show some signs of life for the first time in five years,” Rajendra said. “Any increase in housing construction should complement our strong replacement water heater business.”

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“Our international business, especially our A. O. Smith branded products in China, continues to grow as a result of new product introductions with more robust features and benefits that provide value to our customers. Our investment in new product development continues to play a key role in our success in China.”

“As a result of these positive factors, we are increasing our guidance for 2013. We believe A. O. Smith Corporation will achieve full-year GAAP earnings of between $3.00 and $3.16 per share and, we now believe we will achieve adjusted earnings of between $3.40 and $3.56 per share, neither of which includes the potential impact from future acquisitions. The adjusted earnings per share projection excludes the gain from the settlement with a former supplier, the restructuring charges related to the plant rationalization in Canada and non-operating pension costs.”

The full-year earnings and adjusted earnings estimates are based on the number of outstanding shares prior to the impact of the 2-for-1 stock split that the company announced last week.

A. O. Smith will broadcast a live conference call at 10:00 a.m. (Eastern Daylight Time) today. The call can be heard on the company’s web site, www.aosmith.com. An audio replay of the call will be available on the company’s web site after the live event.

Forward-looking statements

This release contains statements that the company believes are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated as of the date of this release. Important factors that could cause actual results to differ materially from these expectations include, among other things, the following: uncertain costs, savings and timeframes associated with the announced plant rationalization in Canada; potential weakening in the high efficiency boiler segment in the U. S.; the ability to execute our acquisition strategy; significant volatility in raw material prices; competitive pressures on the company’s businesses; inability to implement pricing actions; instability in the company’s replacement markets; strength or duration of any recoveries in U. S. residential or commercial construction; a further slowdown in the Chinese economy; foreign currency fluctuations; and adverse general economic conditions and capital market deterioration.

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Forward-looking statements included in this press release are made only as of the date of this release, and the company is under no obligation to update these statements to reflect subsequent events or circumstances. All subsequent written and oral forward-looking statements attributed to the company, or persons acting on its behalf, are qualified entirely by these cautionary statements.

A. O. Smith Corporation is one of the world’s leading manufacturers of residential and commercial water heating equipment and boilers, offering a comprehensive line featuring the best-known brands in North America and China, as well as water treatment products for residential and light commercial applications. A. O. Smith, headquartered in Milwaukee, Wis., employs approximately 10,900 people at operations in the U. S., Canada, Mexico, India, China, the Netherlands, and Turkey.

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A. O. SMITH CORPORATION

(condensed consolidated financial statements—

dollars in millions, except per share data)

Statement of Earnings

(unaudited)

	Three Months Ended
	March 31
	2013	2012
Net sales	$509.6	$468.6
Cost of products sold	330.3	319.5

Gross profit	179.3	149.1
Selling, general and administrative	120.0	105.3
Restructuring, impairment and settlement expense—net	1.7	—
Interest expense	1.5	3.0
Other income	(1.0)	(29.1)

	57.1	69.9
Provision for income taxes	18.1	22.4

Net earnings	$39.0	$47.5

Diluted earnings per share of common stock	$0.84	$1.02
Average common diluted shares outstanding (000’s omitted)	46,592	46,488

A. O. SMITH CORPORATION

Balance Sheet

(dollars in millions)

	(unaudited)
	March 31	December 31
	2013	2012
ASSETS:
Cash and cash equivalents	$306.9	$266.9
Marketable securities	144.5	196.0
Receivables	423.7	425.4
Inventories	169.8	163.4
Deferred income taxes	32.6	33.2
Other current assets	28.3	22.3

Total Current Assets	1,105.8	1,107.2
Net property, plant and equipment	346.0	345.7
Goodwill and other intangibles	773.2	774.1
Other assets	42.1	38.2

Total Assets	$2,267.1	$2,265.2

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Trade payables	$306.0	$328.9
Accrued payroll and benefits	40.0	46.5
Accrued liabilities	51.3	57.0
Income taxes	13.4	0.2
Product warranties	43.2	43.2
Long-term debt due within one year	18.6	18.6
Current liabilities—discontinued operations	4.6	4.6

Total Current Liabilities	477.1	499.0
Long-term debt	210.5	225.1
Pension liabilities	186.6	190.1
Other liabilities	149.4	148.3
Long-term liabilities—discontinued operations	7.8	8.6
Stockholders’ equity	1,235.7	1,194.1

Total Liabilities and Stockholders’ Equity	$2,267.1	$2,265.2

A. O. SMITH CORPORATION

Statement of Cash Flows

(dollars in millions)

(unaudited)

	Three Months Ended March 31
	2013	2012
Operating Activities
Net earnings	$39.0	$47.5
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation & amortization	14.1	13.4
Pension expense	6.9	3.3
Loss on disposal of assets	—	0.1
Gain on investments	—	(27.2)
Net changes in operating assets and liabilities, net of acquisitions:
Current assets and liabilities	(28.0)	(21.5)
Noncurrent assets and liabilities	4.6	(0.5)

Cash Provided by Operating Activities—continuing operations	36.6	15.1
Cash Used in Operating Activities—discontinued operations	(0.8)	(18.6)

Cash Provided by (Used in) Operating Activities	35.8	(3.5)
Investing Activities
Capital expenditures	(18.4)	(13.1)
Acquisitions	(6.1)	—
Investment in marketable securities	(31.7)	(60.9)
Net proceeds from sale of securities	83.0	122.9

Cash Provided by Investing Activities	26.8	48.9
Financing Activities
Long-term debt retired	(15.5)	(143.1)
Common stock repurchase	(3.5)	—
Net proceeds from stock option activity	5.8	8.8
Dividends paid	(9.4)	(7.3)

Cash Used in Financing Activities	(22.6)	(141.6)
Net increase (decrease) in cash and cash equivalents	40.0	(96.2)
Cash and cash equivalents—beginning of period	266.9	463.4

Cash and Cash Equivalents—End of Period	$306.9	$367.2

A. O. SMITH CORPORATION

Business Segments

(dollars in millions)

(unaudited)

	Three Months Ended
	March 31
	2013	2012
Net sales
North America	$378.7	$353.3
Rest of World	138.3	124.2
Inter-segment	(7.4)	(8.9)

	$509.6	$468.6

Earnings
North America (1)(3)(4)	$54.1	$42.2
Rest of World	18.2	14.2

	72.3	56.4
Corporate (expense) income (2)(5)	(13.7)	16.5
Interest expense	(1.5)	(3.0)

Earnings before income taxes	57.1	69.9
Tax provision	18.1	22.4

Earnings from operations	$39.0	$47.5

(1) includes non-operating pension costs of:	$(3.6)	$(1.0)
(2) includes non-operating pension costs of:	$(1.2)	$(0.6)
(3) includes settlement income of:	$11.0	$—
(4) includes restructuring and impairment expense of:	$(12.7)	$—
(5) includes net gain on shares of stock of:	$—	$27.2

A. O. SMITH CORPORATION

Adjusted Earnings and Adjusted EPS

(dollars in millions, except per share data)

(unaudited)

The following is a reconciliation of net earnings and diluted EPS to adjusted earnings (non-GAAP) and adjusted EPS (non-GAAP):

	Three Months Ended
	March 31,
	2013	2012
Net Earnings (GAAP)	$39.0	$47.5
Non-operating pension costs	4.8	1.6
Tax effect of non-operating pension costs	(1.8)	(0.6)
Settlement income	(11.0)	—
Tax effect of settlement income	4.2	—
Restructuring and impairment expenses	12.7	—
Tax effect of restructuring and impairment expenses	(3.2)	—
Net gain on shares of stock	—	(27.2)
Tax effect of net gain on shares of stock	—	10.4

Adjusted Earnings	$44.7	$31.7

Diluted EPS (GAAP)	$0.84	$1.02
Non-operating pension costs per diluted share, before tax	0.10	0.03
Tax effect of non-operating pension costs per diluted share	(0.04)	(0.01)
Settlement income per diluted share	(0.24)	—
Tax effect of settlement income per diluted share	0.10	—
Restructuring and impairment expenses per diluted share	0.27	—
Tax effect of restructuring and impairment expenses per diluted share	(0.07)	—
Net gain on shares of stock per diluted share	—	(0.58)
Tax effect of net gain on shares of stock per diluted share	—	0.22

Adjusted EPS	$0.96	$0.68

A. O. SMITH CORPORATION

Adjusted Segment Operating Earnings

(in millions)

(unaudited)

The following is a reconciliation of reported segment operating earnings to adjusted segment operating earnings (non-GAAP):

	Three Months Ended March 31,
	2013	2012
Segment Operating Earnings (GAAP)
North America	$54.1	$42.2
Rest of World	18.2	14.2

Total Segment Operating Earnings (GAAP)	$72.3	$56.4

Adjustments:
North America	$5.3	$1.0
Rest of World	—	—

Total Adjustments	$5.3	$1.0

Adjusted Segment Operating Earnings
North America	$59.4	$43.2
Rest of World	18.2	14.2

Total Adjusted Segment Operating Earnings	$77.6	$57.4

Additional Information:

	Three Months Ended March 31,
	2013	2012
Adjustments: North America Segment
Non-operating pension costs	$3.6	$1.0
Settlement income	(11.0)	—
Restructuring and impairment expenses	12.7	—

Total North America Segment Adjustments	$5.3	$1.0

A. O. SMITH CORPORATION

Adjusted EPS and Adjusted 2013 EPS Guidance

(unaudited)

The following is a reconciliation of diluted EPS from continuing operations to adjusted EPS from continuing operations (non-GAAP):

	Guidance	2012
Diluted EPS (GAAP)	$3.00 - 3.16	$3.49
Non-operating pension costs per diluted share, net of tax	0.25	0.09
Settlement income per diluted share, net of tax	(0.14)	(0.06)
Restructuring and impairment expenses per diluted share, net of tax	0.29	—
Gain on shares of stock per diluted share, net of tax	—	(0.36)
Gain on contingent consideration adjustment per diluted share, net of tax	—	(0.04)

Adjusted EPS	$3.40 - 3.56	$3.12